Exhibit 99.1

Hycroft Announces Board Chair Transition

WINNEMUCCA, NV, Jan. 7, 2025 /PRNewswire/ — Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”) today announced that Mr. Stephen A. Lang will step down as Chair of the Board of Directors due to health reasons effective January 15, 2025 , but will remain on the Board as an Independent Director. Thomas Weng , current independent Lead Director and Chair of the Corporate Governance and Nominating Committee has been appointed Chair of the Board, also effective January 15, 2025.

“On behalf of the Board, we want to express our deep appreciation to Stephen Lang for his dedicated service and outstanding leadership as Chair of the company’s Board of Directors,” said Mr. Weng. Mr. Weng has been a director of Hycroft since May 2020 . He is an experienced financial executive in the mining space, and with his extensive Board expertise and deep knowledge of Hycroft, he will bring valuable insights to this important leadership role as we continue to execute our strategy.

Mr. Weng has over 25 years of experience in the financial services sector. In 2011, Mr. Weng co-founded Alta Capital Partners, a provider of financial advisory services. From February 2007 to January 2011 , Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and Latin America . Prior to 2007, Mr. Weng held various senior positions at Pacific Partners, an alternative investment firm, Morgan Stanley and Bear Stearns. Mr. Weng graduated from Boston University with a Bachelor of Arts in Economics.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company developing the Hycroft Mine, among the world’s largest precious metals deposits located in northern Nevada , a Tier-One mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into the next phase of commercial operations for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to further expand the newly discovered high-grade dominant silver systems and unlock the full potential of this world-class asset.

For further information, please contact:

info@hycroftmining.com
www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements may include, without limitation, estimates and expectations of future production, reserve estimates, exploration outlook and expected expenditure, and operational and financial performance. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties, assumptions and other factors, which could cause actual results to differ materially from future results expressed or implied by the “forward-looking statements”. Such assumptions, include, but are not limited to the key assumptions set forth on page 4 hereof. Investors are also encouraged to refer to the Company’s Form 10-K for its fiscal year 2023, filed with the SEC on March 14, 2024 , as updated by Form 10-Q for the quarterly periods ended March 31, 2024 , June 30, 2024 , and September 30, 2024 , filed with the SEC on May 7, 2024 , August 6, 2024 , and November 5, 2024 , respectively, as well as Hycroft’s other SEC filings for additional information. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.